As filed with the Securities and Exchange Commission on January 13, 2003

Registration No. 333-111418

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OPSWARE INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7389	94-3340178
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

599 N. Mathilda Avenue

Sunnyvale, California 94085

(408) 744-7300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Benjamin A. Horowitz

President and Chief Executive Officer

Opsware Inc.

599 N. Mathilda Avenue

Sunnyvale, California 94085

(408) 744-7300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Robert A. Freedman, Esq. Cynthia E. McAdam, Esq. Jonathan G. Stueve, Esq. FENWICK & WEST LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Jeffrey P. Waldron, Esq. Edward C. Hogan, Esq. STEVENS & LEE 620 Freedom Business Center, Suite 200 P.O. Box 62330 King of Prussia, Pennsylvania 19406 (610) 205-6000

Approximate date of commencement of proposed sale of the securities to the public:    Upon consummation of the merger described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this Pre-Effective Amendment No 1 is to file Exhibits 5.01, 8.01, 23.03 and 99.01 as set forth below in Item 21 of Part II.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnify to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article 10 of the Registrant’s Amended Certificate of Incorporation and Article 6 of the Registrant’s Bylaws provide for indemnification of the Registrant’s directors and officers to the maximum extent permitted by the Delaware General Corporation Law. The Registrant also maintains, and intends to continue to maintain, insurance for the benefit of its directors and officers to insure such persons against certain liabilities, including liabilities under the securities laws.

Item 21. Exhibits and Financial Statement Schedules.

(a)	Exhibits:

Exhibit Number	Description
2.01*	Agreement and Plan of Reorganization between the Registrant, TES Acquisition Corp. and Tangram dated as of December 4, 2003. (1)

4.01*	Form of Voting Agreement dated as of December 4, 2003 by and between the Registrant and certain stockholders of Tangram Enterprise Solutions, Inc. (2)

5.01	Opinion of Fenwick & West LLP.

8.01	Tax Opinion of Fenwick & West LLP.

23.01*	Consent of Ernst & Young LLP, Independent Auditors, with respect to the Registrant.

23.02*	Consent of Ernst & Young LLP, Independent Auditors, with respect to Tangram.

23.03	Consent of Fenwick & West LLP (set forth in exhibit 5.01).

99.01	Form of Proxy of Tangram Enterprise Solutions, Inc.

99.02*	Consent of Financial Advisor to Tangram.

*	Filed as an exhibit to this registration statement on December 19, 2003.
(1)	Included with Annex A to the proxy statement/prospectus that is part of this registration statement.
(2)	Included with Annex B to the proxy statement/prospectus that is part of this registration statement.

Item 22. Undertakings.

(a)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where the interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)	to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

(e)	to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, state of California, on January 13, 2004.

OPSWARE INC.

By:	/S/ BENJAMIN A. HOROWITZ
Benjamin A. Horowitz Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Benjamin A. Horowitz and Sharlene P. Abrams, jointly and severally, his or her true and lawful attorneys-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any other registration statement for the same offering, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/S/ BENJAMIN A. HOROWITZ Benjamin A. Horowitz	President, Chief Executive Officer and a Director (principal executive officer)	January 13, 2004

* Sharlene P. Abrams	Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	January 13, 2004

* Marc L. Andreessen	Chairman	January 13, 2004

* William V. Campbell	Director	January 13, 2004

* Michael Homer	Director	January 13, 2004

* Simon M. Lorne	Director	January 13, 2004

* Michael S. Ovitz	Director	January 13, 2004

* Andrew S. Rachleff	Director	January 13, 2004

* Michelangelo Volpi	Director	January 13, 2004

* By:	/s/ BENJAMIN A. HOROWITZ

Benjamin A. Horowitz Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description
2.01*	Agreement and Plan of Reorganization between the Registrant, TES Acquisition Corp. and Tangram dated as of December 4, 2003. (1)

4.01*	Form of Voting Agreement dated as of December 4, 2003 by and between the Registrant and certain stockholders of Tangram Enterprise Solutions, Inc. (2)

5.01	Opinion of Fenwick & West LLP.

8.01	Tax Opinion of Fenwick & West LLP.

23.01*	Consent of Ernst & Young LLP, Independent Auditors, with respect to the Registrant.

23.02*	Consent of Ernst & Young LLP, Independent Auditors, with respect to Tangram.

23.03	Consent of Fenwick & West LLP (set forth in exhibit 5.01).

99.01	Form of Proxy of Tangram Enterprise Solutions, Inc.

99.02*	Consent of Financial Advisor to Tangram.

*	Filed as an exhibit to this registration statement on December 19, 2003.
(1)	Included with Annex A to the proxy statement/prospectus that is part of this registration statement.
(2)	Included with Annex B to the proxy statement/prospectus that is part of this registration statement.